UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg, Virginia	24504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events

On November 5, 2025, BWX Technologies, Inc. (the “Company”) issued a press release announcing that the Company plans to commence, subject to market conditions and other factors, a private offering (the “Offering”) of $1.0 billion aggregate principal amount of convertible senior notes due 2030 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”). The Notes will be guaranteed by each of the Company’s present and future direct and indirect wholly owned domestic subsidiaries that guarantees its existing and future capital markets indebtedness. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

Concurrently with the closing of the Offering, the Company expects to enter into a Second Amended and Restated Credit Agreement (the “New Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, which will amend and restate the Company’s existing credit facility. The New Credit Facility will provide for a five-year $1.25 billion senior secured revolving credit facility. The borrower under the New Credit Facility will be the Company and the New Credit Facility guarantors will include each of the guarantors of the Notes. The New Credit Facility will be secured by first-priority liens on certain assets owned by the Company and the guarantors (other than its subsidiaries comprising a portion of its Government Operations segment).

The Company’s ability to enter into the New Credit Facility is subject to prevailing market conditions and other events. There can be no assurance that the consummation of the New Credit Facility will occur on the terms described herein or at all. The Offering is not conditioned on the closing of the New Credit Facility.

The information included in this Current Report is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, without limitation, statements regarding the anticipated offering of the Notes and the entry into the New Credit Facility. Forward- looking statements are based on current expectations and assumptions that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The Company has based its forward-looking statements on information currently available to it and its current expectations, estimates and projections about the Company, its industries and its business environment. The Company cautions that these statements are not guarantees of future performance and you should not rely unduly on them as they involve risks, uncertainties and assumptions that the Company cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While the Company’s management considers these statements and assumptions to be reasonable, they are inherently subject to numerous factors, most of which are difficult to predict and many of which are beyond the Company’s control. As a contractor to the U.S. Government, such risks include, without limitation, budget uncertainty, the risk of future budget cuts, the impact of continuing resolution funding mechanisms and the debt ceiling, the potential for government shutdowns and changing funding and acquisition priorities. On October 1, 2025, the U.S. Government entered a partial shutdown, the duration of which is uncertain. If this shutdown were to continue for an extended period, the Company could be at risk of program cancellations, schedule delays, production halts and other disruptions and nonpayment, which could adversely affect the Company’s results of operations. Additionally, the Company may experience delays in new awards of its products and services which could also adversely affect its results of operations. Accordingly, the Company’s actual results may differ materially from the future performance that it has expressed or forecast in its forward-looking statements.

For more information on the risks and uncertainties that could cause actual results to differ materially from those anticipated, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10 K for the year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q.

The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated November 5, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

Dated:	November 5, 2025	Mike T. Fitzgerald
		Name:	Mike T. Fitzgerald
		Title:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer